"CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 20 day of May 2022, by and between Wall and Broad Capital, LLC, a limited liability company organized under the laws of the state of Florida ("WAB or "Consultant" and Jupiter Wellness, Inc., a corporation organized under the laws of the state of Delaware ("Jupiter Wellness" or the "Company").

1. Appointment of Consultant. The Company appoints the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the Company's business, including any subsidiaries or affiliates of the Company or any other corporations hereafter formed or acquired by the Company to engage in any business (such entities, together with the Company, are hereinafter collectively referred to as the "Company").

2. Supervision. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the CEO and Board of Directors of the Company and to policies adopted by the Board of Directors of the Company (the "Board") in effect from time to time.

3. Scope of Services to be rendered by Consultant. Subject to any limitations imposed by applicable law or regulations, during the Term (as hereinafter defined) of this Agreement, the Consultant shall render such management, consulting and advisory services to the Company as shall be reasonably requested by the CEO and the Board. The Consultant will give the Company the benefit of his special knowledge, skill and business expertise to the extent relevant to the Company's specific business goals and affairs. The Consultant shall not have any authority to enter into any contracts on behalf of the Company or other affiliates of the Company. The Consultant shall be an independent contractor, and nothing in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and the Consultant, (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Company or any other party or (iii) to constitute the Consultant as an employee, officer or agent of the Company.

4. Other Activities of Consultant. The Company acknowledges and agrees that the Consultant shall not be required to devote his full time and business efforts to the duties specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant and the Company reasonably deem necessary to fully perform its duties hereunder.

5. Compensation and Expense Reimbursement. In consideration of Consultant's agreement to provide the services described herein, refer to attached Schedule A.

6. Initial Term. The initial term of this Agreement (the "Initial Term") shall be for a period of six (6) months commencing on April 20, 2022.

7. **Termination Upon Breach**. Either the Company or the Consultant may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within ten (10) business days after written notice of such breach is given to the party alleged to be in breach by the other party to this Agreement. Further, this Agreement may be terminated by either party for any reason or for no reason upon thirty (30) days prior written notice provided by the party seeking to terminate this Agreement to the other party hereto.

8. **Standard of Care**. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or for any acts or omissions of any kind (including acts or omissions of the Consultant), unless caused by the gross negligence or intentional misconduct of the Consultant.

9. **No Assignment**. The Consultant shall not assign, transfer or convey any of his rights, duties or interests under this Agreement, nor shall he delegate any of the obligations or duties required to be kept or performed by him under this Agreement, except to an affiliated entity. The Consultant may delegate certain minor administrative duties hereunder to third parties under his control.

10. **Notices**. All notices, demands, consents, approvals and requests given by either party to the other parties hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to such parties at the following addresses:

If to the Consultant:	Wall and Broad Capital, LLC 126 Barbados Drive Jupiter, FL 33458
If to the Company:	Jupiter Wellness, Inc 1061 E. Indiantown Road, Suite 110 Jupiter, FL 33457

Any party may at any time change its or his respective address by sending written notice to the other parties of the change in the manner hereinabove prescribed.

11. **Severability**. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or

circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

12. **No Waiver.** The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

13. **Entire Agreement**. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

14. **Governing Laws**. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, United States, County of Palm Beach, without reference to the laws of any other state or country.

15. **No Third Party Beneficiaries.** This Agreement is personal to the parties hereto, and no other party shall be entitled to rely on this Agreement or shall be deemed to be a beneficiary hereof, without the express prior written consent of all of the parties hereto.

16. **Confidentiality.** Except as required by law, each party hereto for itself and its officers, directors, shareholders and employees, undertakes and warrants to receive and maintain all written information and all written materials received from the other party hereto during the negotiation and duration of the existence of this Agreement ("confidential information") in confidence, and not to disclose to any party or make public or authorize the disclosure of any such confidential information, and not to use such confidential information for any purpose(s) except in accordance with this Agreement, unless:

(a) written consent is obtained from the other party permitting disclosure or use of the specific confidential information for the purpose (s) requested;

(b) the specific confidential information is now or hereafter disclosed in published papers or literature, provided that for purposes of this clause (b), the availability of any such confidential information under the freedom of information laws of any state in the United States or utilization of any such confidential information in response to a request for proposal, shall, in either event, be deemed a disclosure;

(c) the disclosing party proves that the specific confidential information disclosed was in the possession of the disclosing party prior to the commencement of

negotiations leading to this Agreement;

(d) the specific confidential information is hereafter disclosed to the disclosing party by a third party having no obligation of confidentiality with regard to this information; or

(e) the specific confidential information is independently generated through the disclosing party's own research without any material use and not as a material consequence of the disclosure by the other party. If negotiations with respect to the transactions contemplated hereby are terminated, each party shall immediately return to the other any and all confidential information which was furnished to it hereunder, without retaining any copy(ies) thereof and shall so certify in a letter delivered to the other party. This Section 17 shall survive the termination of this Agreement.

17. <u>Counterparts</u>. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed as of the date first above written.

WALL AND BROAD CAPITAL, LLC

By: ______________________
Robert Kurlander
Managing Member

JUPITER WELLNESS, INC.

By: ______________________
Brian John
Chief Executive Officer

Schedule A

The Consultant shall be entitled to an initial award of 300,000 options at $1.00 (the "options") The options will have cashless exercise price unless registered within 6 months by the Company. The Shares shall be fully-vested on the date of grant and shall not be subject to forfeiture. In addition, the Company shall take all action that may be required, at its sole cost and expense, to cause the Shares as well as the shares underlying the Warrant to be registered as soon as practicable under the Securities Act of 1933, as amended.

All reasonable expenses incurred by the Consultant in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Company. These expenses shall be reimbursed within thirty (30) days following a written request therefor with reasonable supporting documentation. Any individual expense in excess of $500 must have received the prior written approval of the Company.

The Company shall pay the Consultant a performance fee ("Performance Fee") for any investments, licensing agreements, distribution agreements, which are initiated by the Consultant and closed during the term of this Agreement. The Consultant, at its sole option, may elect to receive all or a portion of this Performance Fee in the form of cash or registered and freely-traded shares of the Company.

The Consultant shall be entitled to its Performance Fee for transactions which close after the term of this Agreement or any extensions for a period of two (2) years.